UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2021

Luther Burbank Corporation
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	001-38317 (Commission file number)	68-0270948 (I.R.S. employer identification number)

520 Third St, Fourth Floor, Santa Rosa, California (Address of principal executive offices)		95401 (Zip code)

Registrant's telephone number, including area code: (844) 446-8201

Securities Registered Pursuant to Section 12(b) of the Act
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, no par value	LBC	The Nasdaq Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

(A) The 2021 Annual Shareholders Meeting (the “Annual Meeting”) of Luther Burbank Corporation (the “Company”) was held on April 27, 2021. On March 1, 2021, the record date for the Annual Meeting, 52,229,138 shares of the Company’s stock were outstanding and entitled to vote, of which 50,569,432 were present for purposes of establishing a quorum.
(B) Stockholders voted the following individuals to the Company’s Board of Directors for terms expiring at the 2022 annual meeting of shareholders: Mr. Victor S. Trione, Ms. Simone Lagomarsino, Ms. Renu Agrawal, Mr. John C. Erickson, Mr. Jack Krouskup, Ms. Anita Gentle Newcomb, Mr. Bradley M. Shuster, and Mr. Thomas C. Wajnert.
Set forth below are the number of votes cast for, votes withheld, and broker non-votes with respect to such matters.

Election of Directors	Votes For	Votes Withheld	Broker Non-Votes
Mr. Victor S. Trione	47,881,944	170,803	2,516,685
Ms. Simone Lagomarsino	47,884,015	168,732	2,516,685
Ms. Renu Agrawal	47,993,817	58,930	2,516,685
Mr. John C. Erickson	47,950,447	102,300	2,516,685
Mr. Jack Krouskup	47,961,869	90,878	2,516,685
Ms. Anita Gentle Newcomb	47,990,096	62,651	2,516,685
Mr. Bradley M. Shuster	47,452,041	600,706	2,516,685
Mr. Thomas C. Wajnert	47,917,999	134,748	2,516,685
(C)    A proposal regarding the ratification of the appointment of Crowe LLP as the Company's independent registered public accounting firm for the year ending December 31, 2021 was approved by the following vote:

Votes For	Votes Against	Shares Abstained
50,485,647	83,760	25

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LUTHER BURBANK CORPORATION

DATED: April 28, 2021	By: /s/ Liana Prieto
Liana Prieto
Executive Vice President, General Counsel and Corporate Secretary